Exhibit 99.1

Newmont Announces Third Quarter Operating and Financial Results

DENVER--(BUSINESS WIRE)--October 30, 2014--Newmont Mining Corporation (NYSE: NEM) (“Newmont” or “the Company”) announced strong third quarter earnings, including $328 million in operating cash flow, savings of $58 million in adjusted gold all-in sustaining costs1, stable production and reduced cost guidance for the year.

  Net Earnings: Achieved reported net income attributable to shareholders from continuing operations of $210 million, or $0.42 per basic share, and adjusted net income2 of $249 million, or $0.50 per basic share;
  Cash Flow: Generated cash from continuing operations of $328 million and $51 million in free cash flow from continuing operations;
  All-in Sustaining Costs: Gold and copper all-in sustaining costs (“AISC”) were $995 per ounce and $6.61 per pound, respectively, compared with $1,018 per ounce and $3.24 per pound, respectively, in the prior year quarter;
  Costs Applicable to Sales: Reported gold and copper costs applicable to sales (“CAS”) of $705 per ounce and $5.73 per pound, respectively, compared with $668 per ounce and $2.41 per pound, respectively, in the prior year quarter;
  Outlook: On track to meet full year production outlook3 of 4.7 to 5.0 million attributable ounces of gold, even after accounting for asset divestitures, at a lower range of CAS ($710 to $750 per ounce) and gold AISC ($1,020 to $1,080 per ounce);
  Production: Delivered 1.15 million ounces and 13,700 tonnes of attributable gold and copper production, respectively;
  Optimized Portfolio: Announced the divestiture of its Penmont stake, for total proceeds of approximately $477 million, bringing the total value of divestments to nearly $1.3 billion since 2013; and,
  Shareholder Returns: Declared a fourth quarter dividend of $0.025 per share in accordance with the Company’s gold price-linked dividend policy4.

“We delivered another strong quarter, driving all-in sustaining costs below $1,000 per ounce, generating $210 million in net income and $51 million of free cash flow. For 2014, we expect costs at the low end of our cost guidance and we remain on track to meet our production outlook,” said Gary Goldberg, President and Chief Executive Officer. “I am pleased to report that construction is underway at our new Merian mine in Suriname. We have also achieved a safe and efficient start-up in Indonesia, where the mine and mill are operating at full capacity and exports have resumed. Finally, the sale of our stake in the Penmont joint venture in Mexico was completed on October 6, bringing our total proceeds from the divestment of non-core assets to nearly $1.3 billion.”

Third Quarter Summary Results

The Company reported attributable net income from continuing operations of $210 million, or $0.42 per basic share, compared with $419 million, or $0.84 per basic share in the third quarter of 2013. Adjusted net income was $249 million, or $0.50 per basic share, compared with $217 million, or $0.44 per basic share, in the prior year quarter.

Revenue totaled $1.7 billion compared to $2.0 billion in the third quarter of 2013. Average realized gold and copper price was $1,270 per ounce and $2.71 per pound, respectively, compared with $1,322 per ounce and $3.10 per pound, respectively, in the prior year quarter.

Attributable gold and copper production of 1.15 million ounces and 13,700 tonnes, respectively, compares to 1.28 million ounces and 19,200 tonnes, respectively, in the prior year quarter. For gold, higher production in Africa following the start-up of Akyem in the fourth quarter of 2013 partially offset lower production in North America and Australia. North American volumes were lower primarily due to planned stripping campaigns at Carlin and Twin Creeks which are expected to continue into 2015. Australian volumes were lower due to the sale of Jundee completed July 1, 2014 and planned lower grades mined at Tanami. Copper volumes were lower due to the shut-down at Batu Hijau effective June 5, 2014 through September 23, 2014.

Gold and copper AISC was $995 per ounce and $6.61 per pound, respectively, compared with $1,018 per ounce and $3.24 per pound, respectively, in the prior year quarter. Gold and copper CAS were $705 per ounce and $5.73 per pound, respectively, compared with $668 per ounce and $2.41 per pound, respectively, in the third quarter of 2013.

Third quarter CAS and AISC include the impacts of net realizable value (“NRV”) stockpile adjustments related to revised royalties and export duties agreed at Batu Hijau. The gold and copper CAS impact of these NRVs and abnormal production costs related to suspended operations at Batu Hijau were $2,236 per ounce and $7.63 per pound, respectively.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Attributable Production (koz, kt)
North America	428	520	-18%	1,235	1,394	-11%
South America	136	148	-8%	364	477	-24%
Australia/New Zealand	376	468	-20%	1,294	1,321	-2%
Indonesia	1	4	-75%	16	17	-6%
Africa	213	144	48%	675	408	65%
Total Gold	1,154	1,284	-10%	3,584	3,617	-1%

North America	4.9	3.7	32%	15.7	11.2	40%
Australia/New Zealand	7.4	6.9	7%	22.8	22.6	1%
Indonesia	1.4	8.6	-84%	19.3	25.4	-24%
Total Copper	13.7	19.2	-29%	57.8	59.2	-2%

CAS Consolidated ($/oz, $/lb)
North America	773	590	31%	760	684	11%
South America	507	610	-17%	830	621	34%
Australia/New Zealand	862	854	1%	794	995	-20%
Indonesia	2,869	846	239%	1,827	2,487	-27%
Africa	436	513	-15%	444	554	-20%
Total Gold	$705	$668	6%	$733	$774	-5%

North America	2.13	1.35	58%	2.28	1.74	31%
Australia/New Zealand	2.47	2.23	11%	2.51	2.65	-5%
Indonesia	9.81	2.74	258%	5.50	5.60	-2%
Total Copper	$5.73	$2.41	138%	$3.75	$4.23	-11%

AISC Consolidated ($/oz, $/lb)
North America	1,030	842	22%	1,007	980	3%
South America	778	1,088	-28%	1,159	970	19%
Australia/New Zealand	1,070	1,058	1%	974	1,207	-19%
Indonesia	3,556	1,286	177%	2,458	3,121	-21%
Africa	549	781	-30%	619	971	-36%
Total Gold	$995	$1,018	-2%	$1,031	$1,140	-10%

North America	2.73	1.75	56%	2.83	2.25	26%
Australia/New Zealand	2.94	2.71	8%	3.18	3.21	-1%
Indonesia	11.17	3.82	193%	7.00	6.91	1%
Total Copper	$6.61	$3.24	104%	$4.74	$5.21	-9%

Outlook Update

For 2014, Newmont continues to expect total attributable gold production of 4.7 to 5.0 million ounces at a lower CAS of $710 to $750 per ounce and a lower AISC of $1,020 to $1,080 per ounce. The Company also continues to expect total attributable copper production of 80,000 to 90,000 tonnes at CAS of $2.80 to $3.10 per pound and AISC of $3.50 to $3.80 per pound.

2014 capital has been reduced to between $1,150 and $1,220 million based on spending year-to-date. Sustaining capital has been reduced across the portfolio through improved asset management.

Based on year-to-date GAAP profits, the full year tax rate is now expected to be in the 17% to 22% range. Newmont’s long-term tax rate outlook remains unchanged at 37% to 40%.

Guidance for 2014 through 2016 has been adjusted to exclude La Herradura. On October 6, the Company completed the sale of its 44 percent stake in the Penmont joint venture for total proceeds of $477 million, including cash proceeds of $450 million.

Balance Sheet and Financial Flexibility

In the third quarter, cash from continuing operations was $328 million and free cash flow was $51 million. At quarter end, the Company held $1.8 billion of consolidated cash on its balance sheet.

Capital Update

Total capital spent in the third quarter was $277 million, including $184 million of sustaining capital. The primary use of development capital in the quarter was to construct the Turf Vent Shaft project in Nevada and the Merian project in South America.

Project Update

Turf Vent Shaft, Nevada: The Turf Vent Shaft Project is on track to achieve commercial production in late 2015 and is expected to add between 100,000 and 150,000 ounces of production annually. Capital costs for the project are estimated at approximately $400 million, including $214 million spent to date. The Turf Vent Shaft project provides the ventilation required to increase production and decrease mine costs over the 11 year mine life.

Merian, Suriname: The Government of Suriname granted the Right of Exploitation on August 22, 2014 and construction mobilization is underway. The government has the option to purchase a 25 percent equity ownership in Merian, which, if exercised, will bring Newmont’s ownership to 75 percent and could lower the Company’s share of capital to as low as $650 million, compared to $900 to $1,000 million on a 100 percent basis. The project gives Newmont a foothold in a prospective new district with upside potential. Gold production is expected to average 400,000 to 500,000 ounces per year during the first five years at $750 to $850 per ounce AISC with first production expected in late 2016. Merian contains gold Reserves of 4.2 million ounces at a grade of 1.22 grams per tonne.5

_________________________________________

1 Non-GAAP measure. See end of this release for reconciliation of AISC to CAS. Adjusted gold all-in sustaining cost savings are calculated excluding costs during Q3 2013 relating to Jundee and Midas (which were sold in 2014) of $61 and $10, respectively.

2 Non-GAAP measure. See end of this release for reconciliation to net income attributable to shareholders.

3 Outlook constitutes forward-looking statements, which are subject to risks and uncertainties. See Cautionary Note at end of this release.

4 Such policy is non-binding; declaration of future dividends remains subject to approval and discretion of the Board of Directors.

5 Reserves are presented as of December 31, 2013 on a consolidated basis.

2014 Outlook[a]	Consolidated Production	Attributable Production	Consolidated CAS	All-in Sustaining Costs[b]	Consolidated Capital
	(kozs, kt)	(kozs, kt)	($/oz, $/lb)	($/oz, $/lb)	Expenditures ($M)
North America
Carlin	850 - 930	850 - 930	$830 - $900	-	$240 - $265
Phoenix[c]	200 - 220	200 - 220	$655 - $715	-	$30 - $35
Twin Creeks[d]	360 - 400	360 - 400	$500 - $550	-	$110 - $120
La Herradura[e]	115 - 125	115 - 125	$700 - $750	-	$20 - $30
Other North America	-	-	-	-	$25 - $35
Total	1,550 - 1,650	1,550 - 1,650	$730 - $790	$990 - $1,080	$425 - $465

South America
Yanacocha[f]	910 - 990	470 - 510	$700 - $770	-	$85 - $100
La Zanja[g]	-	60 - 70	-	-	-
Other South America	-	-	-	-	$200 - $220
Total	910 - 990	530 - 580	$700 - $770	$1,020 - $1,110	$280 - $300

Australia/New Zealand
Boddington	665 - 725	665 - 725	$880 - $960	-	$85 - $95
Tanami	330 - 360	330 - 360	$700 - $765	-	$85 - $95
Jundee	138 - 140	138 - 140	$610 - $620	-	$15
Waihi	130 - 140	130 - 140	$560 - $610	-	$15 - $20
KCGM[e]	310 - 340	310 - 340	$850 - $930	-	$30 - $35
Duketon[g]	-	45 - 50	-	-	-
Other Australia/NZ	-	-	-	-	$5 - $10
Total	1,575 - 1,675	1,625 - 1,725	$790 - $860	$970 - $1,050	$230 - $255

Batu Hijau, Indonesia[h]	55 - 65	25 - 35	$1,090 - $1,200	$1,430 - $1,560	$65 - $70

Africa
Ahafo	415 - 440	415 - 440	$540 - $590	-	$95 - $110
Akyem	440 - 480	440 - 480	$370 - $410	-	$15 - $25
Total	855 - 920	855 - 920	$450 - $490	$650 - $700	$115 - $130

Corporate/Other	-	-	-	-	$15 - $20
Total Gold	5,100 - 5,400	4,725 - 5,000	$710 - $750	$1,020 - $1,080	$1,150 - $1,220

Phoenix	15 - 25	15 - 25	$2.10 - $2.30	-	-
Boddington	25 - 35	25 - 35	$2.50 - $2.70	-	-
Batu Hijau[h]	65 - 75	30 - 40	$3.15 - $3.45	-	-
Total Copper	120 - 125	80 - 90	$2.80 - $3.10	$3.50 - $3.80	-

Please see below for footnotes to the above table.

Expense Outlook
General & Administrative	$175 - $200
Other Expense	$150 - $175
Interest Expense	$325 - $350
DD&A	$1,210 - $1,320
Exploration and Projects	$370 - $410
Sustaining Capital	$910 - $1,000
Tax Rate	17% - 22%

2014-2016 Outlooka

	2014	2015	2016
Production (koz, kt)
Consolidated Gold	5,100 - 5,400	5,100 - 5,450	5,370 - 5,700
Attributable Gold	4,725 - 5,000	4,500 - 4,750	4,800 - 5,100
Consolidated Copper	120 - 125	250 - 270	210 - 220
Attributable Copper	80 - 90	140 - 150	120 - 140

CAS ($/oz, $/lb)
North America	$730 - $790	$720 - $790	$650 - $710
South America	$700 - $770	$560 - $615	$770 - $840
Australia/New Zealand	$790 - $860	$865 - $950	$850 - $925
Batu Hijau, Indonesia	$1,090 - $1,200	$440 - $500	$440 - $500
Africa	$450 - $490	$695 - $760	$730 - $800
Total Gold	$710 - $750	$690 - $740	$720 - $760
Total Copper	$2.80 - $3.10	$1.30 - $1.60	$1.35 - $1.65

AISC ($/oz, $/lb)
North America	$990 - $1,080	$960 - $1,040	$810 - $890
South America	$1,020 - $1,110	$900 - $990	$1,180 - $1,290
Australia/New Zealand	$970 - $1,050	$1,040 - $1,140	$985 - $1,075
Batu Hijau, Indonesia	$1,430 - $1,560	$610 - $680	$600 - $670
Africa	$650 - $700	$875 - $995	$885 - $965
Total Gold	$1,020 - $1,080	$1,000 - $1,080	$985 - $1,085
Total Copper	$3.50 - $3.80	$1.75 - $2.05	$1.85 - $2.15

Capital Expenditures ($M)
North America	$425 - $465	$420 - $460	$250 - $280
South America	$280 - $300	$600 - $655	$420 - $455
Australia/New Zealand	$230 - $255	$220 - $245	$190 - $210
Batu Hijau, Indonesia	$65 - $70	$125 - $140	$125 - $140
Africa	$115 - $130	$80 - $90	$80 - $90
Total	$1,150 - $1,220	$1,500 - $1,600	$1,180 - $1,250
[a]The outlook ranges presented herein represent forward looking statements, which are subject to certain risks and uncertainties. See cautionary statement at the end of this release. Additionally, individual site ranges in the table above may not sum to total regional or Company levels to provide for portfolio flexibility.
[b]Non-GAAP measure. All-in sustaining costs as used in the Company’s Outlook is a non-GAAP metric defined as the sum of cost applicable to sales (including all direct and indirect costs related to current gold production incurred to execute on the current mine plan), remediation costs (including operating accretion and amortization of asset retirement costs), G&A, exploration expense, advanced projects and R&D, treatment and refining costs, other expense, net of one-time adjustments and sustaining capital.
[c]Includes Lone Tree operations. [d]Includes GTRJV operations.
[e]Both consolidated and attributable production are shown on a pro-rata basis with a 44% ownership interest for La Herradura (up to the date of sale on October 6, 2014) and a 50% ownership for KCGM.

[f]Consolidated production for Yanacocha is presented on a total production basis for the mine site; whereas attributable production represents a 51.35% ownership interest.

[g]La Zanja and Duketon are not included in the consolidated figures above; attributable production figures are presented based upon a 46.94% ownership interest at La Zanja and a 19.45% ownership interest in Duketon.

[h]Consolidated production for Batu Hijau is presented on a total production basis for the mine site; whereas attributable production represents a 48.5% ownership interest in 2014 and an expected 44.5625% ownership interest in 2015 - 2016 outlook (which assumes completion of the remaining share divestiture in early 2015). Outlook for Batu Hijau remains subject to various factors, including, without limitation, renegotiation of the CoW, issuance of future export approvals following the expiration of the six-month permit, negotiations with the labor union, future in-country smelting availability and regulations relating to export quotas, and certain other factors.

NEWMONT MINING CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in millions except per share)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Sales	$1,746	$2,020	$5,275	$6,226

Costs and expenses
Costs applicable to sales (1)	1,185	1,078	3,328	3,817
Depreciation and amortization	318	299	922	981
Reclamation and remediation	20	20	61	56
Exploration	44	60	119	195
Advanced projects, research and development	36	67	120	165
General and administrative	45	48	138	158
Write-downs	5	3	18	2,265
Other expense, net	58	84	161	260
	1,711	1,659	4,867	7,897
Other income (expense)
Other income, net	79	290	128	366
Interest expense, net	(89)	(76)	(276)	(211)
	(10)	214	(148)	155
Income (loss) before income and mining tax and other items	25	575	260	(1,516)
Income and mining tax benefit (expense)	47	(161)	22	(54)
Equity income (loss) of affiliates	-	1	2	(6)
Income (loss) from continuing operations	72	415	284	(1,576)
Income (loss) from discontinued operations	3	(21)	(16)	53
Net income (loss)	75	394	268	(1,523)
Net loss (income) attributable to noncontrolling interests	138	4	225	176
Net income (loss) attributable to Newmont stockholders	$213	$398	$493	($1,347)

Net income (loss) attributable to Newmont stockholders:
Continuing operations	$210	$419	$509	($1,400)
Discontinued operations	3	(21)	(16)	53
	$213	$398	$493	($1,347)
Income (loss) per common share
Basic:
Continuing operations	$0.42	$0.84	$1.02	($2.82)
Discontinued operations	0.01	(0.04)	(0.03)	0.11
	$0.43	$0.80	$0.99	($2.71)
Diluted:
Continuing operations	$0.42	$0.84	$1.02	($2.82)
Discontinued operations	0.01	(0.04)	(0.03)	0.11
	$0.43	$0.80	$0.99	($2.71)

Cash dividends declared per common share	$0.025	$0.250	$0.200	$1.025

(1) Excludes Depreciation and amortization and Reclamation and remediation.

NEWMONT MINING CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating activities:
Net income (loss)	$75	$394	$268	$(1,523)
Adjustments:
Depreciation and amortization	318	299	922	981
Stock based compensation and other non-cash benefits	15	17	42	55
Reclamation and remediation	20	20	61	56
Loss (income) from discontinued operations	(3)	21	16	(53)
Write-downs	5	3	18	2,265
Impairment of marketable securities	3	41	4	52
Deferred income taxes	(91)	(43)	(183)	(523)
Gain on asset and investment sales, net	(40)	(281)	(92)	(282)
Other operating adjustments and write-downs	247	65	507	697
Net change in operating assets and liabilities	(221)	(93)	(674)	(550)
Net cash provided from continuing operations	328	443	889	1,175
Net cash used in discontinued operations	(4)	(3)	(10)	(14)
Net cash provided from operations	324	440	879	1,161
Investing activities:
Additions to property, plant and mine development	(277)	(408)	(766)	(1,528)
Acquisitions, net	-	-	(28)	(13)
Sale of marketable securities	-	587	25	588
Purchases of marketable securities	-	-	(1)	(1)
Proceeds from sale of other assets	115	6	191	55
Other	(2)	(17)	(13)	(38)
Net cash provided from (used in) investing activities	(164)	168	(592)	(937)
Financing activities:
Proceeds from debt, net	578	275	596	1,262
Repayment of debt	(576)	(526)	(581)	(1,060)
Proceeds from stock issuance, net	-	-	-	2
Sale of noncontrolling interests	3	-	71	32
Acquisition of noncontrolling interests	(2)	(3)	(6)	(13)
Dividends paid to noncontrolling interests	-	-	(4)	(2)
Dividends paid to common stockholders	(13)	(124)	(102)	(509)
Other	(16)	(1)	(27)	(4)
Net cash used in financing activities	(26)	(379)	(53)	(292)
Effect of exchange rate changes on cash	(9)	(2)	(11)	(18)
Net change in cash and cash equivalents	125	227	223	(86)
Cash and cash equivalents at beginning of period	1,653	1,248	1,555	1,561
Cash and cash equivalents at end of period	$1,778	$1,475	$1,778	$1,475

NEWMONT MINING CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in millions)

	At September 30,	At December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$ 1,778	$ 1,555
Trade receivables	127	230
Accounts receivable	264	252
Investments	82	78
Inventories	846	717
Stockpiles and ore on leach pads	689	805
Deferred income tax assets	323	246
Other current assets	1,379	1,006
Current assets	5,488	4,889
Property, plant and mine development, net	13,901	14,277
Investments	323	439
Stockpiles and ore on leach pads	2,758	2,680
Deferred income tax assets	1,760	1,478
Other long-term assets	891	844
Total assets	$ 25,121	$ 24,607

LIABILITIES
Debt	$ 143	$ 595
Accounts payable	440	478
Employee-related benefits	252	341
Income and mining taxes	30	13
Other current liabilities	1,646	1,313
Current liabilities	2,511	2,740
Debt	6,630	6,145
Reclamation and remediation liabilities	1,495	1,513
Deferred income tax liabilities	734	635
Employee-related benefits	318	323
Other long-term liabilities	334	342
Total liabilities	12,022	11,698
Commitments and contingencies

EQUITY
Common stock	798	789
Additional paid-in capital	8,654	8,538
Accumulated other comprehensive income (loss)	(310)	(182)
Retained earnings	1,239	848
Newmont stockholders' equity	10,381	9,993
Noncontrolling interests	2,718	2,916
Total equity	13,099	12,909
Total liabilities and equity	$ 25,121	$ 24,607

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Adjusted net income (loss)

Management of the Company uses Adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of Adjusted net income (loss) allows investors and analysts to compare results of the continuing operations of the Company and its direct and indirect subsidiaries relating to the production and sale of minerals to similar operating results of other mining companies, by excluding exceptional or unusual items. Management’s determination of the components of Adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to Adjusted net income (loss) as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) attributable to Newmont stockholders	$ 213	$ 398	$ 493	$ (1,347)
Loss (income) from discontinued operations	(3)	21	16	(53)
Impairments and loss provisions	5	29	12	1,530
Tax valuation allowance	21	-	(77)	535
Restructuring and other	11	12	18	28
Asset sales	(17)	(243)	(31)	(243)
Abnormal production costs at Batu Hijau	19	-	28	-
TMAC transaction costs	-	-	-	30
Adjusted net income (loss)	$ 249	$ 217	$ 459	$ 480
Adjusted net income (loss) per share, basic	$ 0.50	$ 0.44	$ 0.92	$ 0.97
Adjusted net income (loss) per share, diluted	$ 0.50	$ 0.44	$ 0.92	$ 0.97

Costs applicable to sales per ounce/pound

Costs applicable to sales per ounce/pound are non-GAAP financial measures. These measures are calculated by dividing the costs applicable to sales of gold and copper by gold ounces or copper pounds sold, respectively. These measures are calculated on a consistent basis for the periods presented on a consolidated basis. Costs applicable to sales per ounce/pound statistics are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently.

The following tables reconcile these non-GAAP measures to the most directly comparable GAAP measures.

Costs applicable to sales per ounce

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Costs applicable to sales (1)	$893	$912	$2,797	$3,055
Gold sold (thousand ounces)	1,267	1,365	3,814	3,948
Costs applicable to sales per ounce	$705	$668	$733	$774
(1)	Includes by-product credits of $13 and $54 in the third quarter and first nine months of 2014, respectively and $26 and $75 in the third quarter and first nine months of 2013, respectively.

Costs applicable to sales per pound

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Costs applicable to sales (1)	$292	$166	$531	$762
Copper sold (million pounds)	51	70	141	181
Costs applicable to sales per pound	$5.73	$2.41	$3.75	$4.23
(1)	Includes by-product credits of $6 and $12 in the third quarter and first nine months of 2014, respectively and $4 and $9 in the third quarter and first nine months of 2013, respectively.

All-In Sustaining Costs

Newmont has worked to develop a metric that expands on GAAP measures such as cost of goods sold and non-GAAP measures to provide visibility into the economics of our mining operations related to expenditures, operating performance and the ability to generate cash flow from operations.

Current GAAP-measures used in the mining industry, such as cost of goods sold, do not capture all of the expenditures incurred to discover, develop, and sustain gold production. Therefore, we believe that All-in sustaining costs is a non-GAAP measure that provides additional information to management, investors, and analysts that aid in the understanding of the economics of our operations and performance compared to other producers and in the investor’s visibility by better defining the total costs associated with production.

All-in sustaining cost (“AISC”) amounts are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently as a result of differences in the underlying accounting principles, policies applied and in accounting frameworks such as in International Financial Reporting Standards (“IFRS”), or by reflecting the benefit from selling non-gold metals as a reduction to AISC. Differences may also arise related to definitional differences of sustaining versus development capital activities based upon each company’s internal policies.

The following disclosure provides information regarding the adjustments made in determining Newmont’s All-in sustaining costs measure:

Cost Applicable to Sales - Includes all direct and indirect costs related to current production incurred to execute the current mine plan. Costs Applicable to Sales (“CAS”) includes by-product credits from certain metals obtained during the process of extracting and processing the primary ore-body. CAS is accounted for on an accrual basis and excludes Depreciation and Amortization and Reclamation and remediation, which is consistent with our presentation of CAS on the Condensed Consolidated Statements of Operations. In determining All-in sustaining costs, only the CAS associated with producing and selling an ounce of gold or a pound of copper is included in the measure. Therefore, the amount of CAS included in AISC is derived from the CAS presented in the Company’s Condensed Consolidated Statements of Operations. The allocation of CAS between gold and copper at the Phoenix, Boddington, and Batu Hijau mines is based upon the relative production percentage of copper and gold sold during the period.

Remediation Costs - Includes accretion expense related to asset retirement obligations (“ARO”) and the amortization of the related Asset Retirement Cost (“ARC”) for the Company’s operating properties recorded as an ARC asset. Accretion related to ARO and the amortization of the ARC assets for reclamation and remediation do not reflect annual cash outflows but are calculated in accordance with GAAP. The accretion and amortization reflect the periodic costs of reclamation and remediation associated with current gold production and are therefore included in the measure. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington, and Batu Hijau mines.

Advanced Projects and Exploration - Includes incurred expenses related to projects that are designed to increase or enhance current gold production and gold exploration. We note that as current reserves are depleted, exploration and advanced projects are necessary for us to replace the depleting reserves or enhance the recovery and processing of the current reserves. As this relates to sustaining our gold production, and is considered a continuing cost of a mining company, these costs are included in the AISC measure. These costs are derived from the Advanced projects, research and development and Exploration amounts presented in the Company’s Condensed Consolidated Statements of Operations. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington, and Batu Hijau mines.

General and Administrative - Includes cost related to administrative tasks not directly related to current gold production, but rather related to support our corporate structure and fulfilling our obligations to operate as a public company. Including these expenses in the AISC metric provides visibility of the impact that general and administrative activities have on current operations and profitability on a per ounce basis.

Other Expense, net - Includes costs related to regional administration and community development to support current production. We exclude certain exceptional or unusual expenses from Other expense, net, such as restructuring, as these are not indicative to sustaining our current operations. Furthermore, this adjustment to Other expense, net is also consistent with the nature of the adjustments made to Net income (loss) as disclosed in the Company’s non-GAAP financial measure Adjusted net income (loss). The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington, and Batu Hijau mines.

Treatment and Refining Costs - Includes costs paid to smelters for treatment and refining of our concentrates to produce the salable precious metal. These costs are presented net as a reduction of Sales.

Sustaining Capital - We determined sustaining capital as those capital expenditures that are necessary to maintain current gold production and execute the current mine plan. Capital expenditures to develop new operations, or related to projects at existing operations where these projects will enhance gold production or reserves, are considered development. We determined the breakout of sustaining and development capital costs based on a systematic review of our project portfolio in light of the nature of each project. Sustaining capital costs are relevant to the AISC metric as these are needed to maintain the Company’s current gold operations and provide improved transparency related to our ability to finance these expenditures from current operations. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington, and Batu Hijau mines.

Three Months Ended September 30, 2014	Costs Applicable to Sales (1) (2)(3)	Remediation Costs (4)	Advanced Projects and Exploration	General and Administrative	Other Expense, Net (5)	Treatment and Refining Costs	Sustaining Capital (6)	All-In Sustaining Costs	Ounces (000)/ Pounds (millions) Sold	All-In Sustaining Costs per oz/lb
GOLD
Carlin	$206	$1	$5	$-	$2	$-	$41	$255	236	$1,081
Phoenix	47	1	2	-	1	3	4	58	65	892
Twin Creeks	43	1	-	-	1	-	25	70	90	778
La Herradura	44	1	4	-	-	-	6	55	47	1,170
Other North America	-	-	8	-	5	-	-	13	-	-
North America	340	4	19	-	9	3	76	451	438	1,030

Yanacocha	125	21	8	-	7	-	22	183	248	738
Other South America	-	-	9	-	1	-	-	10	-	-
South America	125	21	17	-	8	-	22	193	248	778

Boddington	150	3	-	-	1	1	14	169	161	1,050
Tanami	67	2	4	-	-	-	19	92	78	1,179
Jundee	-	-	-	-	-	-	-	-	1	-
Waihi	20	1	2	-	1	-	-	24	36	667
Kalgoorlie	71	2	1	-	1	1	10	86	81	1,062
Other Australia/New Zealand	-	-	1	-	9	-	1	11	-	-
Australia/New Zealand	308	8	8	-	12	2	44	382	357	1,070

Batu Hijau	26	-	-	-	1	3	2	32	9	3,556
Other Indonesia	-	-	-	-	-	-	-	-	-	-
Indonesia	26	-	-	-	1	3	2	32	9	3,556

Ahafo	56	4	4	-	1	-	8	73	108	676
Akyem	38	1	-	-	1	-	3	43	107	402
Other Africa	-	-	1	-	1	-	-	2	-	-
Africa	94	5	5	-	3	-	11	118	215	549

Corporate and Other	-	-	29	45	2	-	9	85	-	-
Total Gold	$893	$38	$78	$45	$35	$8	$164	$1,261	1,267	$995

COPPER
Phoenix	$25	$-	$2	$-	$-	$1	$2	$30	11	$2.73
Boddington	40	-	-	-	-	6	4	50	17	2.94
Batu Hijau	227	2	-	-	4	10	14	257	23	11.17
Total Copper	$292	$2	$2	$-	$4	$17	$20	$337	51	$6.61
Consolidated	$1,185	$40	$80	$45	$39	$25	$184	$1,598
(1)	Excludes Depreciation and amortization and Reclamation and remediation.
(2)	Includes by-product credits of $19.
(3)	Includes planned stockpile and leach pad inventory adjustments of $43 at Carlin, $4 at Phoenix, $3 at Twin Creeks, $9 at Yanacocha, $29 at Boddington, and $160 at Batu Hijau.
(4)	Remediation costs include operating accretion of $18 and amortization of asset retirement costs of $22.
(5)	Other expense, net is adjusted for restructuring costs of $19.
(6)	Excludes development capital expenditures, capitalized interest, and the increase in accrued capital of $93. The following are major development projects: Turf Vent Shaft, Merian, Correnso, and Conga for 2014.

Three Months Ended September 30, 2013	Costs Applicable to Sales (1) (2)(3)	Remediation Costs (4)	Advanced Projects and Exploration	General and Administrative	Other Expense, Net (5)	Treatment and Refining Costs	Sustaining Capital (6)	All-In Sustaining Costs	Ounces (000)/ Pounds (millions) Sold	All-In Sustaining Costs per oz/lb
GOLD
Carlin	$165	$1	$12	$-	$1	$12	$37	$228	274	$832
Phoenix	47	1	1	-	-	4	8	61	83	735
Twin Creeks(7)	61	2	1	-	1	-	11	76	123	618
La Herradura	40	-	10	-	-	-	12	62	52	1,192
Other North America	-	-	11	-	5	-	5	21	-	-
North America	313	4	35	-	7	16	73	448	532	842

Yanacocha	159	23	9	-	35	-	39	265	261	1,015
Other South America	-	-	18	-	1	-	-	19	-	-
South America	159	23	27	-	36	-	39	284	261	1,088

Boddington	152	1	1	-	-	1	22	177	147	1,204
Tanami	64	1	2	-	1	-	23	91	96	948
Jundee(8)	49	3	-	-	-	-	9	61	67	910
Waihi	21	-	2	-	-	-	-	23	22	1,045
Kalgoorlie	68	2	-	-	-	-	6	76	80	950
Other Australia/New Zealand	-	-	3	-	5	-	-	8	-	-
Australia/New Zealand	354	7	8	-	6	1	60	436	412	1,058

Batu Hijau	11	2	-	-	1	2	2	18	14	1,286
Other Indonesia	-	-	-	-	-	-	-	-	-	-
Indonesia	11	2	-	-	1	2	2	18	14	1,286

Ahafo	75	-	12	-	1	-	17	105	146	719
Akyem	-	-	2	-	-	-	-	2	-	-
Other Africa	-	-	1	-	6	-	-	7	-	-
Africa	75	-	15	-	7	-	17	114	146	781

Corporate and Other	-	-	40	48	2	-	-	90	-	-
Total Gold	$912	$36	$125	$48	$59	$19	$191	$1,390	1,365	$1,018

COPPER
Phoenix	$15	$1	$-	$-	$-	$2	$3	$21	12	$1.75
Boddington	29	-	-	-	-	4	5	38	14	2.71
Batu Hijau	122	3	2	-	5	14	22	168	44	3.82
Total Copper	$166	$4	$2	$-	$5	$20	$30	$227	70	$3.24
Consolidated	$1,078	$40	$127	$48	$64	$39	$221	$1,617
(1)	Excludes Depreciation and amortization and Reclamation and remediation.
(2)	Includes by-product credits of $30.
(3)	Includes stockpile and leach pad inventory adjustments of $3 at Carlin, $10 at Yanacocha, $24 at Boddington, and $19 at Batu Hijau.
(4)	Remediation costs include operating accretion of $15 and amortization of asset retirement costs of $25.
(5)	Other expense, net is adjusted for restructuring costs of $20.
(6)	Excludes development capital expenditures, capitalized interest, and the decrease in accrued capital of $213. The following are major development projects: Phoenix Copper Leach, Turf Vent Shaft, Vista Vein, La Herradura Mill, Yanacocha Bio Leach, Conga, Merian, Ahafo North, Ahafo Mill Expansion, Subika Underground, and Akyem for 2013.
(7)	Includes Cost Applicable to Sales of $8 and Sustaining Capital of $2 related to Midas. Midas was sold on February 11, 2014.
(8)	Jundee was sold on July 1, 2014.

Conference Call Information

A conference call will be held on Friday, October 31, 2014 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time); it will also be carried on the Company's website.

Conference Call Details

Dial-In Number 888.469.0880
Intl Dial-In Number 415.228.3922
Leader Meredith Bandy
Passcode Newmont
Replay Number 800.813.5529
Intl Replay Number 203.369.3826
Replay Passcode 2014

Webcast Details

URL http://event.on24.com/r.htm?e=855445&s=1&k=E13D3C088A4D35966FA2FCA5FE75FDA7

The third quarter 2014 results and related financial and statistical information will be available after the market close on Thursday October 30, 2014 on the “Investor Relations” section of the Company’s website, www.newmont.com. Additionally, the conference call will be archived for a limited time on the Company’s website.

Investors are reminded to refer to the investor Briefcase on www.newmont.com which contains operating statistics, MD&A and other relevant financial information

Cautionary Statement Regarding Forward Looking Statements, Including Outlook:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation: (i) estimates of future production and sales; (ii) estimates of future costs applicable to sales and All-in sustaining costs; (iii) estimates of future consolidated and attributable capital expenditures; (iv) plans and expectations to reduce costs and expenditures; (v) expectations regarding the development, growth and exploration potential of the Company’s projects, including, without limitation, Merian; and (vi) expectations regarding negotiations of the amendment to the Contract of Work and/or resolution of export issues in Indonesia. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s operations and projects being consistent with current expectations and mine plans, including without limitation receipt of export approvals; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineral resource estimates; and (viii) other assumptions noted herein. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements”. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, community relations, conflict resolution and outcome of projects or oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2013 Annual Report on Form 10-K, filed on February 21, 2014, with the Securities and Exchange Commission (“SEC”), as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors' own risk.

Investors are reminded that this news release should be read in conjunction with Newmont’s Third Quarter Form 10-Q filed with the Securities and Exchange Commission on or about October 30, 2014 (available at www.newmont.com).

CONTACT:
Newmont Mining Corporation
Investor Contacts
Meredith Bandy, 303-837-5143
meredith.bandy@newmont.com
or
Kirsten Benefiel, 303-837-6117
kirsten.benefiel@newmont.com
or
Media Contacts
Omar Jabara, 303-837-5114
omar.jabara@newmont.com
or
Diane Reberger, 303-967-9455
diane.reberger@newmont.com